UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 15, 2010

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Directors

On June 15, 2010, the Board of Directors appointed Samuel R. Allen a Director of Whirlpool Corporation (“Company”) and a member of the Board’s Corporate Governance and Nominating Committee and Human Resources Committee. Mr. Allen’s compensation will be similar to other non-employee directors of the Company, which is described in the Company’s proxy statement filed with the SEC on March 1, 2010.

On June 15, 2010, the Board of Directors also appointed John D. Liu a Director of the Company and a member of the Board’s Audit Committee and Finance Committee. Mr. Liu’s compensation will be similar to other non-employee directors of the Company, which is described in the Company’s proxy statement filed with the SEC on March 1, 2010.

The press release announcing the appointment of Messrs. Allen and Liu is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Equity Award for Named Executive Officer

On June 15, 2010, the Human Resources Committee of the Board of Directors granted Marc R. Bitzer, a named executive officer, an award of 20,000 restricted stock units from the 2010 Omnibus Stock and Incentive Plan. The restricted stock units will vest in installments of 50% on the fifth anniversary of the grant date and 50% on the tenth anniversary of the grant date. Upon vesting, the restricted stock units shall be paid out in common stock of the Company on a one-for-one basis.

A form of the Restricted Stock Unit Agreement to be issued under the 2010 Omnibus Stock and Incentive Plan for Mr. Bitzer and other participants is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Restricted Stock Unit Agreement

99.1	Press Release dated June 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: June 21, 2010	By:	/s/ ROBERT J. LAFOREST
	Name:	Robert J. LaForest
	Title:	Corporate Secretary and Group Counsel